Exhibit 2.9

“17 ”August 2018.

Moscow Stock Exchange CJSC
(name of stock exchange)

(signature of authorized person):

(stamp)

MODIFICATIONS TO THE LISTING PROSPECTUS

Mobile TeleSystems Public Joint-Stock Company

(full company name of the issuer )

exchange-traded documentary interest-bearing non-convertible bonds payable to bearer and subject to mandatory deposit with a total nominal value of all issues of exchange-traded bonds placed under the exchange-traded bond program, up to and inclusive of 100,000,000,000

(one hundred billion) Russian rubles or an equivalent of this amount in foreign currency with a maturity date of which occurs no later than on the 5,460 (Five thousand four hundred and sixtieth) day from the flotation start date for exchange bonds  placed under the exchange-traded bond program through public subscription

Exchange-traded bond series: 001P

(to indicate kind, category (type), form of securities and their other identification attributes of securities, for bonds- maturity date, nominal value (if any) and quantity of securities)

Identification number of the Exchange-Traded Bond Program

4-04715-A-001P-02E

The date of assigning ID to the Exchange-Traded Bond Program

“27” July 2016.

Modifications are introduced by resolution of the Board of Directors of Mobile TeleSystems Public Joint-Stock Company

(issuer’s governing body that decided to modify the listing prospectus)

passed on “28” June 2018, Minutes of ”28” June 2018 No. 271.

Issuer’s location and contact phone numbers:  Moscow,

Russian Federation

Telephone: +7 (495) 911 6555

President		A.V. Kornya
“ ” 2018	signature L.S.	Full name

Chief Accountant		A.V. Dvoretskikh
“ ” 2018	signature	Full name

Introduce changes on the title page of the Exchange-Traded
Bond Prospectus

Text of the revised edition:	Text of the new edition as amended:

exchange-traded documentary interest-bearing non-convertible bonds payable to bearer and subject to mandatory deposit with a total nominal value of all issues of exchange-traded bonds placed under the exchange-traded bond program, up to and inclusive of 100,000,000,000 (one hundred billion) Russian rubles or an equivalent of this amount in foreign currency with a maturity date of which occurs no later than on the 5,460 (Five thousand four hundred and sixtieth) day from the flotation start date for exchange bonds placed under the exchange-traded bond program through public subscription exchange-traded documentary interest-bearing non-convertible bonds payable to bearer and subject to mandatory deposit with a total nominal value of all issues of exchange-traded bonds placed under the exchange-traded bond program, up to and inclusive of 200,000,000,000 (two hundred billion) Russian rubles or an equivalent of this amount in foreign currency with a maturity date of which occurs no later than on the 5,460 (Five thousand four hundred and sixtieth) day from the flotation start date for exchange bonds placed under the exchange-traded bond program through public subscription

To modify the Introduction, p. “b) basic information on securities placed by the issuer:” ,,
P.p. “Nominal value:”
paragraph 2

Text to be revised:	Revised version of text as amended:

The maximum sum of the nominal values of Exchange-Traded Bonds that can be placed under the Bond Program is 100,000,000,000 (One hundred billion) Russian rubles inclusive, or the equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia on the date when the issuer’s authorized executive body decided to approve the Terms of Issue.

The maximum sum of the nominal values of Exchange-Traded Bonds that can be placed under the Bond Program is 200,000,000,000 (Two hundred billion) Russian rubles inclusive, or the equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia on the date when the issuer’s authorized executive body decided to approve the Terms of Issue.

To modify Section VIII. “information on the issue of securities placed by the issuer, as well as the volume, term, conditions and procedure of their offering”.
p. 8.4. «The nominal value of each security of the issue (additional issue)», paragraph 2

Text of the revised edition:	Text of the new edition as amended:

The maximum sum of the nominal values of Exchange-Traded Bonds that can be placed under the Bond Program is 100,000,000,000 (One hundred billion) Russian rubles inclusive, or the equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia on the date when the issuer’s authorized executive body decided to approve the Terms of Issue.

The maximum sum of the nominal values of Exchange-Traded Bonds that can be placed under the Bond Program is 200,000,000,000 (One hundred billion) Russian rubles inclusive, or the equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia on the date when the issuer’s authorized executive body decided to approve the Terms of Issue.